EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Copley Pharmaceutical, Inc.


We consent to incorporation by reference in registration statements of Copley Pharmaceutical, Inc. on Form S-8 (File Nos. 33-54707, 33-96122 and 33-96118) of our report dated January 25, 1995, on our audits of the consolidated statements of income, changes in shareholders' equity and cash flows of Copley Pharmaceutical, Inc. for the eleven-month period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 27, 1997